Exhibit 99.1

Venaxis Announces Transaction with Strand Life Sciences

Conference Call and Webcast Scheduled for January 27, 2016 at 8:30 AM ET

CASTLE ROCK, Colo., January 26, 2016 /PRNewswire/ -- Venaxis®, Inc. (Nasdaq: APPY), announced today that it has entered into a series of agreements for a transaction with Strand Life Sciences Private Limited (Strand LS) and its shareholders.  Strand LS is a privately-held, global genomics and bioinformatics company. Strand LS operates clinical reference labs in the US through its wholly owned subsidiary Strand Genomics, Inc., (Strand U.S.) and directly in India, providing testing and lab services in India and other world-wide markets.  Strand LS has commercialized a next generation sequencing (NGS) based, targeted, multi-gene, pan-cancer diagnostic panel in select international markets and has engaged in initial commercialization activities in the United States.
Assuming participation by 100% of the Strand LS shareholders, the effect of the transaction will be that Strand LS shareholders and the employees and directors who are option-holders in Strand LS will own directly and beneficially approximately 68% of the combined enterprise and the current shareholders of Venaxis will own approximately 32%. Due to Indian tax and financial regulations, the transaction is being structured as purchases, by Venaxis, of the Strand LS shares from the Strand LS shareholders, followed by an immediate re-investment of those sale proceeds, by the Strand LS shareholders, into Venaxis Common Stock.
To comply with certain long-term holding period requirements under Indian tax law, the transaction is expected to be completed in two closings.  The first closing will occur upon receipt of the necessary approvals from the Venaxis shareholders, receipt of all other required approvals and satisfaction of identified closing conditions.  The second closing will occur approximately six months later. At each closing, Venaxis will enter into resale registration rights agreements with the Strand LS shareholders participating in such closing.  The boards of each company have unanimously approved the transaction, however this transaction is subject to Venaxis shareholder approval.
At the first closing, Venaxis will own a majority of the shares of Strand LS, will change its name to Strand Life Sciences, and will change its NASDAQ trading symbol. As part of the first closing, following Venaxis shareholder approval, a Venaxis subsidiary will enter into an asset purchase agreement with Strand U.S. in which it will acquire substantially all of the assets and liabilities of Strand U.S. in exchange for cash consideration paid to Strand U.S.
Advancing to the execution of the agreements with Strand LS, its shareholders and Strand U.S. represents the outcome of an extensive strategic process initiated by Venaxis in early 2015.  Venaxis has also commenced, and expects to continue to attempt to locate a partner or other third-party interested in advancing development and or commercial activities of the Venaxis appendicitis portfolio. Aligning Strand Life Sciences' proven technological expertise in genomic profiling, bioinformatics and data curation with Venaxis' financial resources, NASDAQ public listing and key management personnel provides an opportunity for Strand Life Sciences to continue to commercialize its global business model towards what is believed to be a valuable enterprise for the combined shareholders.

Following approval by the Venaxis shareholders and satisfaction of the other closing conditions, at the first closing, Dr. Vijay Chandru, the co-founder and current Executive Chairman of Strand LS, will serve as Executive Chairman of the combined company's Board of Directors, Steve Lundy will become the Chief Executive Officer of the combined company and Jeff McGonegal will continue as CFO. The initial combined board will consist of seven members with four from Strand LS and three from Venaxis.
Commenting on the transaction, Dr. Vijay Chandru said, "On behalf of the Strand LS shareholders, we believe that this transaction represents an attractive opportunity for Strand Life Sciences, as an agile innovator in clinical genomics, to combine forces with Venaxis, a public company in the United States with experienced executives and board members to help it rapidly expand market adoption of StrandAdvantage™ and other future product offerings."
"We are pleased to announce this transaction and are excited by the significant opportunity we believe it presents for shareholders of Venaxis and Strand LS," said Steve Lundy, Chief Executive Officer of Venaxis, Inc. "The combined company will benefit from Strand Life Sciences' 15 year successful history of technological expertise in genomic profiling, bioinformatics and data curation. Our initial focus will be to improve patient outcomes through the use of the StrandAdvantage pan-cancer gene panel, which was commercially launched in the United States in 2015. The combined company is expected to be focused on the continued commercialization of StrandAdvantage, as well as the development of additional oncology-related diagnostics."
Raymond James & Associates, Inc. and Oppenheimer & Co. Inc. are acting as joint financial advisors to Strand LS and Baker & Hostetler LLP is acting as legal counsel for Strand LS.  Ballard Spahr LLP is acting as legal counsel to Venaxis.
Conference Call

Venaxis and Strand LS will host an investor conference call to discuss the transaction on Wednesday, January 27, 2016, at 8:30 a.m. ET. The conference call will be hosted by Steve Lundy, President and CEO of Venaxis, Inc.

A live audio webcast will be accessible via the Investor Relations section of the Venaxis website, www.venaxis.com/webcast/. Participants and investors may also access the conference call by dialing 1-888-329-8893 (U.S.) or 1-719-325-2315 (Toll – International).

A replay of the call will be available approximately an hour after the end of the conference call on Venaxis' website. To access the webcast, please visit the investor relations section of the Venaxis website at www.venaxis.com/webcast/.

About Venaxis, Inc.--
Venaxis, Inc. is an in vitro diagnostic company which has been focused on the clinical development and commercialization of its CE Marked APPY1 Test, the Company's rapid blood based test for appendicitis. This unique appendicitis test has projected high sensitivity and negative predictive value and was being developed to aid in the identification of patients at low probability for acute appendicitis, allowing for more conservative patient management. While the FDA clearance process and status was being evaluated, a limited commercial launch for the APPY1 Test was being advanced in select European countries. For more information, visit www.venaxis.com.

About Strand Life Sciences
Strand Life Sciences is a privately held India-based genomic profiling company that uses next-generation sequencing (NGS) technology aimed at empowering cancer care. Strand Life Sciences' StrandAdvantage pan-cancer panels provide medical oncologists a comprehensive understanding of genomic changes in solid tumors in days, providing information that can be used by the physician in developing a targeted treatment plan. Strand Life Sciences' comprehensive knowledge base of genomic variants linked to FDA-approved targeted cancer therapies and drugs in open clinical trials provides clinically actionable treatment options, enabling clinicians to develop a truly personalized treatment regimen for cancer patients. For more information, please visit www.strandls.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of Venaxis, Inc. ("Venaxis") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to obtain shareholder approval for and consummate the transactions with Strand LS and its shareholders, overcome revenue and business risks associated with Strand LS, including its commercialization activities in the U.S., successfully advance the combined company's objectives, retain the management and scientific team to advance the products, overcome adverse changes in market conditions and the regulatory and reimbursement environments, obtain and enforce intellectual property rights, realize value of intangible assets, obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise, and deal with general business conditions and competition. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transaction, a proxy statement of Venaxis will be filed with the SEC and mailed to Venaxis shareholders in connection with a Special Meeting to be held later in the first quarter of 2016. WE URGE INVESTORS TO READ THE PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VENAXIS, STRAND LS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Venaxis on the SEC's website at http://www.sec.gov. Free copies of Venaxis' SEC filings are also available from Venaxis, Inc., 1585 South Perry Street, Castle Rock, Colorado 80104, Attention: Corporate Secretary.

Participants in the Solicitation
Venaxis and its executive officers, directors and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Venaxis' shareholders with respect to the proposed transactions. Information regarding the executive officers and directors of Venaxis is set forth in its definitive proxy statement for its 2015 annual meeting filed with the SEC on July 24, 2015. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

Contact: InvestorRelations@venaxis.com